Exhibit 99.1

JOBY AVIATION SIMPLIFIES CORPORATE STRUCTURE

•	Joby Holdings, Inc., current stockholder of Joby Aviation, Inc., is merged with and into Joby Aviation, Inc. resulting in simplified corporate structure

•	Transaction has no dilutive effect to existing stockholders

Santa Cruz, Calif., October 25, 2021 – Joby Aviation, Inc. (NYSE:JOBY) (“Joby” or “the Company”), a California-based company developing all-electric aircraft for commercial passenger service, today confirmed the simplification of Joby’s corporate structure.

Joby Holdings, Inc. (“Joby Holdings”), a Delaware corporation, a former stockholder of Joby and holding company through which employees of Joby indirectly held interests in Joby stock, was merged with and into Joby earlier today. As a result of this action, stockholders of Joby Holdings were directly issued a corresponding number of shares in Joby Aviation, Inc. Simultaneously, all shares of Joby which were held by Joby Holdings were cancelled, resulting in no dilution to holders of Joby stock. None of these changes result in a change in the directors, executive officers, management or business of Joby.

Immediately prior to this change, Joby Holdings held approximately 16% of the total outstanding shares of Joby.

Joby will be filing a Form S-1 with the Securities and Exchange Commissions (“SEC”) to register the shares issued as part of the actions described above.

About Joby

Joby Aviation, Inc. (NYSE:JOBY) is a California-based company developing an all-electric vertical take-off and landing aircraft which it intends to operate as part of a fast, quiet, and convenient air taxi service beginning in 2024. The aircraft, which has a maximum range of 150 miles on a single charge, can transport a pilot and four passengers at speeds of up to 200 mph. It is designed to help reduce urban congestion and accelerate the shift to sustainable modes of transit. Founded in 2009, Joby employs more than 800 people, with offices in Santa Cruz, San Carlos, and Marina, California, as well as Washington D.C. and Munich, Germany. To learn more, visit www.jobyaviation.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the development of Joby’s aircraft and financial and market outlook. Forward-looking statements give Joby’s current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “will”, “should”, “can have”, “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: Joby’s limited operating history and history of losses;

its ability to launch its aerial ridesharing service and the growth of the urban air mobility market generally; Joby’s plans to operate a commercial passenger service beginning in 2024; the competitive environment in which it operates; its future capital needs; its ability to adequately protect and enforce its intellectual property rights; its ability to effectively respond to evolving regulations and standards relating to its aircraft; its reliance on a third-party suppliers and service partners; uncertainties related to Joby’s estimates of the size of the market for its aircraft and future revenue opportunities; and other important factors discussed in the Company’s final prospectus and definitive proxy statement, dated April 2, 2021, filed with the Securities and Exchange Commission (the “SEC”), as updated by the factors disclosed in the section titled “Risk Factors” in its Current Report on Form 8-K filed with the SEC on August 16, 2021, and in other reports the Company files with or furnishes to the SEC. Any such forward-looking statements represent management’s estimates and beliefs as of the date of this press release. While Joby may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, even if subsequent events cause its views to change.

Contacts:

Investors:

investors@jobyaviation.com

+1-831-201-6006

Media:

press@jobyaviation.com